UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to

Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 17, 2009

OSCIENT PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-10824	04-2297484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Winter Street, Suite 2200

Waltham, Massachusetts 02451

(Address of principal executive offices, including zip code)

(781) 398-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

On June 17, 2009, Oscient Pharmaceuticals Corporation’s (the “Company”) sublicensee Menarini International Operations Luxembourg S.A. (“Menarini”) voluntarily withdrew its application to the European Medicines Agency (EMEA) seeking Marketing Authorization of FACTIVE® (gemifloxacin mesylate) Tablets for the treatment of Community Acquired Pneumonia (CAP) of mild to moderate severity, and for Acute Exacerbation of Chronic Bronchitis (AECB). Menarini indicated that its decision to withdraw the application for Marketing Authorization was based on the view of the Committee for Medicinal Products for Human Use (CHMP) that the data submitted does not allow the CHMP to conclude a positive risk-benefit balance in support of the use of FACTIVE for the proposed indications at this time.

The Company entered into a License, Supply and Marketing Agreement with Menarini dated December 28, 2006, whereby the Company sublicensed its rights to sell FACTIVE tablets in the European Union to Menarini. That agreement may be terminated by either party upon the occurrence of certain termination events, which include Menarini’s right to terminate if the European regulatory authorities do not recommend approval of FACTIVE at various stages of the approval process with a package insert, or label, that meets certain requirements as to the safety, dosing and indications for which FACTIVE may be prescribed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSCIENT PHARMACEUTICALS CORPORATION

By:	/s/ Philippe M. Maitre
Name:	Philippe M. Maitre
Title:	Executive Vice President and Chief Financial Officer

Date: June 22, 2009